Exhibit 99.2

Q1 FY 2022 Earnings Conference Call September 2, 2021

2 Forward - Looking Statement Safe Harbor — This presentation includes “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward - looking statements by the Company’s use of forward - looking terminology such as “anticipate,” “bel ieve,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations th ere on or comparable terminology. In particular, statements about the markets in which GMS operates and or our products, including potential growth in those markets, the economy generally, action s t aken to optimize our operations and align our business consistent with demand, our ability to continue successfully navigating the evolving operating environment and executing our bus iness, strategic initiatives and priorities and growth potential, pricing, net sales growth, gross margins, incremental EBITDA, cost discipline, operating leverage, interest expens e, tax rates, capital expenditures, and free cash flow, cash flow generation and working capital management, future financial performance and liquidity, the ability of the Company to gro w s tronger, and the ability to deliver growth, value creation and long - term success contained in this presentation may be considered forward - looking statements. Statements about our expectat ions, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance may be considered forward - looking statements. The Company has based forward - looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections ar e reasonable, such forward - looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including curre nt public health issues that may affect the Company’s business. Forward - looking statements involve risks and uncertainties, including, but not limited to, those described in the “Ris k Factors” section in the Company’s most recent Annual Report on Form 10 - K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of September 2, 2021. The Company undertakes no obligation to update any of the forward - looking statements made herein, whether as a result of new information, future events, c hanges in expectation or otherwise. These forward - looking statements should not be relied upon as representing the Company’s views as of any date subsequent to September 2, 20 21. Use of Non - GAAP and Adjusted Financial Information — To supplement GAAP financial information, we use adjusted measures of operating results which are non - GAAP measures. This non - GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the fu ture. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excl udi ng non - recurring, infrequent or other non - cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional inf ormation is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities pr epared in accordance with generally accepted accounting principles in the United States. Please see the Appendix to this presentation for a further discussion on these non - GAAP measure s and a reconciliation of these non - GAAP measures to the most directly comparable GAAP measures. Safe Harbor and Basis of Presentation

3 Q1 Fiscal 2022 Highlights 1. For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP metrics, see Appendix. Record Levels of Net Sales, Net Income and Adjusted EBITDA 1 • Quarterly net sales topped $1 billion for the first time ever • Sales up double digits in all 4 major product categories: Wallboard, Steel Framing, Ceilings and Complementary Products Higher Than Expected Gross Margin • Gross margin of 32.2% for the quarter, up more than expected Favorable Expense Leverage • Continued cost discipline and the outpacing of product inflation relative to operating expenses enabled us to improve SG&A and Adjusted SG&A 1 as a percentage of sales for the fifth quarter in a row Adjusted EBITDA 1 up 54.2%; Adjusted EBITDA margin 1 up 200 basis points Achieved Further Platform Expansion • Significantly expanded our presence in California and into Las Vegas with the acquisition of Westside Building Material • Enhanced our Complementary product offerings in Cleveland, OH and Akron, OH with the purchase of Architectural Coatings Distributors • Opened 5 new greenfield locations during the quarter $27.2 $40.3 $83.1 $61.2 $73.3 $128.1 $0 $20 $40 $60 $80 $100 $120 Net Income Adj. Net Income Adj. EBITDA Net Income, Adj Net Income 1 & Adj EBITDA 1 Q1 FY21 Q1 FY22 Net Sales: $1.042 billion 29.8% Net Income: $61.2 million 124.9% Gross Profit: $335.8 million 28.9% 1 1

Strategic Growth Priorities – Q1 FY22 Update

Expand Share in Core Products

Capitalize on existing fixed investments in locations and equipment where we are underpenetrated or below expected share

- Net sales for Wallboard, Ceilings and Steel Framing up double digits
- Positive volume growth in all core products
- Particular success with architectural specialty ceilings

Grow Complementary Products

Grow Complementary Product opportunities outside of core products to diversify and profitably expand our product offering

- 27.4% growth in net sales of Complementary products
- 5th straight quarter of growth

Platform Expansion

Expand the platform through accretive acquisition and greenfield opportunities, balanced with debt reduction priorities

- Completed two acquisitions during Q1 FY22:
  - Westside Building Material – nine locations in CA and one in Las Vegas
  - Architectural Coatings Distributors – specialty EIFS/Stucco operation with one location in Cleveland
- Opened five greenfield locations
- Robust pipeline of M&A opportunities
  - DK&B EIFS/Stucco acquisition in Omaha, NE completed just after the end of Q1

Drive Improved Productivity & Profitability

Leverage our scale and employ technology and best practices to deliver a best-in-class customer experience and further profit improvement

- YOY Net Income up 124.9%
- Recorded a 200 basis point improvement in Adjusted EBITDA margin[1] for Q1 FY22
- Driving purchasing efficiencies, enhancing our pricing practices and providing improved transactional efficiency and effectiveness for customers
- Supplying our team with tools and enhanced data to make more informed business decisions

GMS

1. For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP metrics, see Appendix.

4

5 $260.5 $335.8 32.5% 32.2% 20.0% 20.5% 21.0% 21.5% 22.0% 22.5% 23.0% 23.5% 24.0% 24.5% 25.0% 25.5% 26.0% 26.5% 27.0% 27.5% 28.0% 28.5% 29.0% 29.5% 30.0% 30.5% 31.0% 31.5% 32.0% 32.5% 33.0% 33.5% 34.0% 34.5% 35.0% 35.5% 36.0% 36.5% 37.0% $0 $50 $100 $150 $200 $250 $300 Fiscal Q1 2021 Fiscal Q1 2022 Gross Profit Gross Margin Q1 Fiscal 2022 Performance – Net Sales Top $1 Billion Net Sales & Mix Gross Profit & Margin ▪ Gross Profit increased 28.9% ▪ Gross margin was slightly better than expected, but still declined from Q1 FY2021 due to pressured price - cost dynamics, primarily in wallboard. ▪ Net sales up 29.8% due primarily to strong residential end markets, inflationary pricing, solid demand for Complementary products and acquisition revenues. ▪ On a per day basis, total net sales were up 31.9%. ▪ Organic net sales up 23.2% (27.5% on a per day basis): Organic Growth Total Volume Price/Mix 1 Wallboard +14.0% +1.5% +12.5% Ceilings +16.8% +3.6% +13.2% Steel +68.7% +0.8% +67.9% Complementary +18.1% $802.6 $1,042.1 Fiscal Q1 2021 Fiscal Q1 2022 +29.8% 40.9% 14.3% 13.8% 31.0% 37.4% 13.2% 18.8% 30.6% WB Ceilings Steel Complementary Products ($ mm) ($ mm) 1. Price/Mix excludes the impact of foreign currency translation.

6 $83.1 $128.1 10.3% 12.3% Fiscal Q1 2021 Fiscal Q1 2022 Adj. EBITDA Adj. EBITDA Margin $178.1 $210.3 22.2% 20.2% 20.0% 20.5% 21.0% 21.5% 22.0% 22.5% $0 $50 $100 $150 $200 Fiscal Q1 2021 Fiscal Q1 2022 Adj. SG&A Adj. SG&A % ($ mm) Q1 Fiscal 2022 – Improved Profitability 1. For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly c omp arable GAAP metrics, see Appendix. SG&A and Adjusted SG&A 1 ▪ Reported SG&A was 20.5% of sales compared to 22.8% of sales a year ago, representing a 230 basis point improvement. ▪ Adjusted SG&A 1 improved 200 basis points as significant product inflation outpaced increases in operating costs. Net Income, Adjusted Net Income 1 & Adjusted EBITDA 1 ▪ Reported net income and Adjusted net income 1 totaled $61.2 million and $73.3 million, respectively. ▪ Adjusted EBITDA 1 increased 54.2% and Adjusted EBITDA margin 1 improved 200 basis points year over year. Adj. EBITDA 1 Up 54.2% 1 1 1 200 bps improvement

7 Attractive Capital Structure Supports Strategic Initiatives Cash From Operations and Free Cash Flow 1 $89.9 $82.5 ▪ As is typical for our fiscal first quarter, we recorded a use of cash for Q1 FY22 ▪ Cash used in Operations was $75.1 million, compared to a use of $15.7 million in Q1 FY21 ▪ Free Cash Flow use was $81.9 million, compared to a use of $20.5 million in Q1 FY21 ▪ Free cash flow was a greater use of cash year - over - year primarily due to the Company’s discipline in ensuring product availability and managing price inflation amid an environment of tight and less reliable supply, coupled with the impact of increasing sales on accounts receivable. ▪ Substantial liquidity, with $43.6 million of cash on hand and an additional $354.6 million available under our revolving credit facilities as of 7/31/2021. ▪ Attractive capital structure ▪ “Through the Cycle” objective of Free Cash Flow: 40% - 50% of Adjusted EBITDA 1 1. For a reconciliation of free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP met ric, see Appendix. 2. For detail, including a reconciliation of Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix. 3. As of the quarter ended July 31, 2021; Debt includes First Lien Term Loan, ABL Facility, Senior Notes, Finance Leases & Insta llm ent Notes. 3.0x 3.0 x 2.9 x 2.5 x 2.7 x 7/31/20 10/31/20 1/31/21 4/30/21 7/31/2021 $35 $42 $32 $108 $503 $354 2022 2023 2024 2025 2026 Thereafter LTM Net Debt / PF Adjusted EBITDA 2 Debt 3 Maturity Schedule as of 7/31/2021

Expectations





Expectations for Q2 Fiscal 2022

Continued strength in residential, demand for Complementary products and favorable pricing should result in:

- Q2 FY22 Expected Year-Over-Year Net Sales Growth: ~30%

Gross Margin will continue to be impacted by the timing of the pass through of our suppliers' pricing actions

- Q2 FY22 Expected Gross Margin: ~32%

Incremental Adjusted EBITDA[1]:

- Assumed continued strength in residential and inflationary environment
- Continued cost discipline and favorable operating leverage expected
- Q2 FY22 Expected Incremental Adjusted EBITDA[1]: 15% - 20%

Expectations for Full Year Fiscal 2022

- Full year interest expense - $55 million
- Cash tax rate for Adjusted Net Income[1]: 24% – 25%
- Full year capital expenditures: $30 million - $35 million
- Free Cash Flow[1]: Objective is to generate 40% - 50% of Adjusted EBITDA

GMS GYPSUM MANAGEMENT & SUPPLY, INC.

1. For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to the most directly comparable GAAP metrics, see Appendix.

8

9 GMS is Well - Positioned Now and for the Long - Term ▪ A North American market leader in specialty distribution of interior construction products. ▪ Significant scale combined with local expertise ▪ Differentiated best - in - class customer service model ▪ Entrepreneurial culture ▪ We are successfully executing our business as our team seizes opportunities and addresses challenges in dynamic market conditions. ▪ Strong cash flow generation expected from nature of business model and tight management of working capital. ▪ Healthy balance sheet and strong liquidity position. ▪ Executing on strategic priorities to capitalize on long - term growth opportunities. Significant. Differentiated. Entrepreneurial.

10 Q1 FY 2022 Earnings Conference Call

11 Appendix

Summary Quarterly Financials

(In millions, except per share data) *(Unaudited)*	1Q21	2Q21	3Q21	4Q21	FY21	1Q22
Wallboard Volume (MSF)	1,054	1,073	997	1,147	4,270	1,095
Wallboard Price ($ / '000 Sq. Ft.)	$ 311	$ 308	$ 312	$ 329	$ 311	$ 356
Wallboard	$ 328	$ 331	$ 311	$ 377	$ 1,330	$ 390
Ceilings	114	111	102	121	476	138
Steel framing	110	111	104	143	502	196
Other products	250	260	234	291	934	318
Net sales	803	813	751	932	3,299	1,042
Cost of sales	542	548	508	638	2,236	706
Gross profit	260	265	243	294	1,063	336
Gross margin	*32.5%*	*32.6%*	*32.4%*	*31.5%*	*32.2%*	*32.2%*
Operating expenses:						
Selling, general and administrative expenses	183	188	185	207	764	214
Depreciation and amortization	27	27	26	28	108	28
Total operating expenses	210	216	210	236	872	242
Operating income	50	49	33	58	191	94
Other (expense) income:						
Interest expense	(14)	(14)	(13)	(13)	(54)	(14)
Gain on legal settlement	-	-	1	-	1	-
Write-off of discount and deferred financing costs	-	-	-	(5)	(5)	-
Other income, net	1	1	1	1	3	1
Total other expense, net	(13)	(13)	(11)	(17)	(54)	(13)
Income from continuing operations, before tax	37	37	22	42	137	81
Income tax expense	10	8	6	8	32	20
Net income	$ 27	$ 28	$ 16	$ 34	$ 106	$ 61
Business Days	**64**	**64**	**61**	**65**	**254**	**63**
Net Sales by Business Day	$ 12.5	$ 12.7	$ 12.3	$ 14.3	$ 13.0	$ 16.5
Beginning Branch Count	263	260	261	262	263	268
Added Branches	(3)	1	1	6	5	15
Ending Branch Count	**260**	**261**	**262**	**268**	**268**	**283**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

12

Quarterly Cash Flows

($ in millions)
(Unaudited)

	1Q21	2Q21	3Q21	3Q21	FY21	1Q22
Net income	$ 27.2	$ 28.5	$ 16.1	$ 33.7	$ 105.5	$ 61.2
Non-cash changes & other changes	(0.1)	46.4	31.5	52.8	130.6	28.8
Changes in primary working capital components:						
Trade accounts and notes receivable	(41.5)	(15.6)	41.7	(86.2)	(101.6)	(73.5)
Inventories	14.0	(15.0)	(23.4)	(22.3)	(46.7)	(87.3)
Accounts payable	(15.4)	(4.5)	(21.5)	106.8	65.4	(4.3)
Cash provided by (used in) operating activities	**(15.7)**	**39.8**	**44.4**	**84.8**	**153.3**	**(75.1)**
Purchases of property and equipment	(4.7)	(7.1)	(6.0)	(12.0)	(29.9)	(6.8)
Proceeds from sale of assets	0.3	0.4	0.5	1.0	2.3	0.3
Acquisitions of businesses, net of cash acquired	(0.2)	0.2	-	(35.9)	(36.0)	(123.0)
Cash (used in) investing activities	**(4.6)**	**(6.6)**	**(5.5)**	**(46.9)**	**(63.6)**	**(129.6)**
Cash provided by (used in) financing activities	**(51.8)**	**(55.1)**	**(7.8)**	**(22.0)**	**(136.6)**	**81.4**
Effect of exchange rates	0.9	0.3	1.2	0.5	3.0	(0.2)
Increase (decrease) in cash and cash equivalents	(71.2)	(21.5)	32.4	16.4	(43.9)	(123.4)
Balance, beginning of period	210.9	139.7	118.2	150.6	210.9	167.0
Balance, end of period	**$ 139.7**	**$ 118.2**	**$ 150.6**	**$ 167.0**	**$ 167.0**	**$ 43.6**
Supplemental cash flow disclosures:						
Cash paid for income taxes	$ 3.5	$ 16.7	$ 11.7	$ 14.5	$ 46.4	$ 1.0
Cash paid for interest	$ 13.1	$ 12.6	$ 12.4	$ 11.5	$ 49.7	$ 8.6

Cash provided by (used in) operating activities	$ (15.7)	$ 39.8	$ 44.4	$ 84.8	$ 153.3	$ (75.1)
Purchases of property and equipment	(4.7)	(7.1)	(6.0)	(12.0)	(29.9)	(6.8)
Free cash flow [(1)]	**(20.5)**	**32.7**	**38.4**	**72.8**	**123.4**	**(81.9)**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operations less capital expenditures. Differences may occur due to rounding.

13

14 Q1 2022 Net Sales 1. Organic net sales growth calculation excludes net sales of acquired businesses until first anniversary of acquisition date an d i mpact of foreign currency translation. ($ in millions) (Unaudited) FY22 FY21 Reported Organic (1) Organic (1) 988.7$ 802.6$ Acquisitions 34.9 - Fx Impact 18.4 - Total Net Sales 1,042.1$ 802.6$ 29.8% 23.2% Wallboard 390.1$ 328.1$ 18.9% 14.0% Ceilings 138.1 114.6 20.4% 16.7% Steel Framing 196.3 110.5 77.6% 68.7% Other Products 317.6 249.3 27.4% 18.1% Total Net Sales 1,042.1$ 802.6$ 29.8% 23.2% Fiscal Q1 Variance

Quarterly Net Income to Adjusted EBITDA

Reconciliation

($ in 000s) *(Unaudited)*		1Q21	2Q21	3Q21	4Q21	FY21	1Q22
Net Income		$ 27,219	$ 28,469	$ 16,126	$ 33,746	$105,560	$ 61,202
Add: Interest Expense		14,081	13,525	13,454	12,726	53,786	13,657
Add: Write off of debt discount and deferred financing fee		-	-	-	4,606	4,606	-
Less: Interest Income		(37)	(14)	(6)	(29)	(86)	-
Add: Income Tax Expense		9,604	8,277	5,709	7,944	31,534	19,971
Add: Depreciation Expense		12,827	12,710	11,371	13,572	50,480	12,925
Add: Amortization Expense		14,270	14,535	14,191	14,649	57,645	14,789
EBITDA		$ 77,964	$ 77,502	$ 60,845	$ 87,214	$303,525	$122,544
Adjustments							
Stock appreciation rights	(A)	792	314	1,446	621	3,173	892
Redeemable noncontrolling interests	(B)	252	186	624	226	1,288	310
Equity-based compensation	(C)	1,605	3,252	1,877	1,708	8,442	1,958
Severance and other permitted costs	(D)	1,947	762	(83)	322	2,948	147
Transaction costs (acquisition and other)	(E)	100	25	664	279	1,068	575
(Gain) loss on disposal of assets	(F)	394	481	(1,404)	(482)	(1,011)	(78)
Effects of fair value adjustments to inventory	(G)	-	-	-	788	788	1,731
Gain on legal settlement		-	-	(1,382)	-	(1,382)	-
Debt transaction costs	(H)	-	-	-	532	532	-
Total Add-Backs		$ 5,090	$ 5,020	$ 1,742	$ 3,994	$ 15,846	$ 5,535
Adjusted EBITDA (as reported)		$ 83,054	$ 82,522	$ 62,587	$ 91,208	$319,371	$128,079
Net Sales		$802,573	$812,856	$751,191	$932,203	$3,298,823	$1,042,076
Adjusted EBITDA Margin		10.3%	10.2%	8.3%	9.8%	9.7%	12.3%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID-19 pandemic.

E. Represents one-time costs related to acquisitions paid to third parties

F. Includes impairment of assets resulting from restructuring plans to close certain facilities and gains from the sale of assets.

G. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

H. Represents expenses paid to third party advisors related to debt refinancing activities

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.
15

16 Net Income to Pro Forma Adjusted EBITDA Reconciliation Commentary A. Represents changes in the fair value of stock appreciation rights B. Represents changes in the fair value of noncontrolling interests C. Represents non - cash equity - based compensation expense related to the issuance of share - based awards D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID - 19 pandemic. E. Represents one - time costs related to our initial public offering and acquisitions paid to third party advisors as well as costs related to the retirement of corporate stock appreciation rights F. Represents management fees paid to AEA, which were discontinued after the IPO G. Represents the non - cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value H. Represents mark - to - market adjustments for derivative financial instruments I. Represents one - time costs related to our secondary offerings paid to third party advisors J. Represents expenses paid to third party advisors related to debt refinancing activities K. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition, including synergies ( $ in 000s) LTM Q1 FY22 2021 2020 2019 2018 2017 (Unaudited) Net Income 139,543$ 105,560$ 23,381$ 56,002$ 62,971$ 48,886$ Add: Interest Expense 53,362 53,786 67,718 73,677 31,395 29,360 Add: Write off of debt discount and deferred financing fees 4,606 4,606 1,331 - 74 7,103 Less: Interest Income (49) (86) (88) (66) (177) (152) Add: Income Tax Expense 41,901 31,534 22,944 14,039 20,883 22,654 Add: Depreciation Expense 50,578 50,480 51,332 46,456 24,075 25,565 Add: Amortization Expense 58,164 57,645 65,201 71,003 41,455 43,675 EBITDA 348,105$ 303,525$ 231,819$ 261,111$ 180,676$ 177,091$ Adjustments Impairment of goodwill - - 63,074 - - - Stock appreciation rights (A) 3,273 3,173 1,572 2,730 2,318 148 Redeemable noncontrolling interests (B) 1,346 1,288 520 1,188 1,868 3,536 Equity-based compensation (C) 8,795 8,442 7,060 3,906 1,695 2,534 Severance and other permitted costs (D) 1,148 2,948 5,733 8,152 581 (157) Transaction costs (acquisition and other) (E) 1,543 1,068 2,414 7,858 3,370 2,249 (Gain) loss on disposal of assets (1,483) (1,011) 658 (525) (509) (338) AEA management fee (F) - - - - - 188 Effects of fair value adjustments to inventory (G) 2,519 788 575 4,176 324 946 Gain on legal settlement (1,382) (1,382) (14,029) - - - Change in fair value of financial instruments (H) - - - 6,395 6,125 382 Secondary public offerings (I) - - 363 - 1,525 1,385 Debt transaction costs (J) 532 532 - 678 1,285 265 Total Add-Backs 16,291$ 15,846$ 67,940$ 34,558$ 18,582$ 11,138$ Adjusted EBITDA (as reported) 364,396$ 319,371$ 299,759$ 295,669$ 199,258$ 188,229$ Contributions from acquisitions (K) 15,306 4,948 1,480 6,717 1,280 9,500 Pro Forma Adjusted EBITDA 379,702$ 324,319$ 301,239$ 302,386$ 200,538$ 197,729$ Net Sales 3,538,326 3,298,823 3,241,307 3,116,032 2,511,469 2,319,146 Adjusted EBITDA margin (as reported) 10.3% 9.7% 9.2% 9.5% 7.9% 8.1%

17 Income Before Taxes to Adjusted Net Income Reconciliation Commentary A. Depreciation and amortization from the increase in value of certain long - term assets associated with the April 1, 2014 acquisition of the predecessor company, the acquisition of Titan and the acquisition of Westside Building Material. B. Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts. ($ in 000s) 1Q22 1Q21 (Unaudited) Income before taxes 81,173$ 36,823$ EBITDA add-backs 5,535 5,090 Purchase accounting depreciation and amortization (A) 10,318 10,135 Adjusted pre-tax income 97,026 52,048 Adjusted income tax expense 23,771 11,711 Adjusted net income 73,255$ 40,337$ Effective tax rate (B) 24.5% 22.5% Weighted average shares outstanding: Basic 43,089 42,624 Diluted 43,972 43,017 Adjusted net income per share: Basic 1.70$ 0.95$ Diluted 1.67$ 0.94$

Reported SG&A to Adjusted SG&A

Reconciliation

(Unaudited) ($ in millions)		1Q21	2Q21	3Q21	4Q21	FY2021	1Q22
SG&A - Reported		**$ 183.1**	**$ 188.4**	**$ 184.8**	**$ 207.3**	**$ 763.6**	**$ 214.1**
Adjustments							
Stock appreciation rights	(A)	(0.8)	(0.3)	(1.4)	(0.6)	(3.2)	(0.9)
Redeemable noncontrolling interests	(B)	(0.3)	(0.2)	(0.6)	(0.2)	(1.3)	(0.3)
Equity-based compensation	(C)	(1.6)	(3.3)	(1.9)	(1.7)	(8.4)	(2.0)
Severance and other permitted costs	(D)	(1.9)	(0.8)	0.1	(0.3)	(2.9)	(0.2)
Transaction costs (acquisition and other)	(E)	(0.1)	(0.0)	(0.7)	(0.3)	(1.1)	(0.6)
Gain on disposal of assets		(0.4)	(0.5)	1.4	0.5	1.0	0.1
Debt transaction costs	(F)	-	-	-	(0.5)	(0.5)	-
SG&A - Adjusted		**$ 178.1**	**$ 183.3**	**$ 181.7**	**$ 204.2**	**$ 747.3**	**$ 210.3**
% of net sales		*22.2%*	*22.5%*	*24.2%*	*21.9%*	*22.7%*	*20.2%*

Commentary

A. Represents changes in the fair value of stock appreciation rights
B. Represents changes in the fair value of noncontrolling interests
C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards
D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID-19 pandemic.
E. Represents one-time costs related to acquisitions paid to third parties.
F. Represents expenses paid to third party advisors related to debt refinancing activities

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

18

Leverage Summary

($ mm)	7/31/20 LTM	10/31/20 LTM	1/31/21 LTM	4/30/21 LTM	7/31/21 LTM
Cash and cash equivalents	$140	$118	$151	$167	$44
Revolving Credit Facilities	$44	$0	$0	$0	$92
First Lien Term Loan (1)(2)	864	862	860	505	504
Senior Notes (3)	-	-	-	345	345
Capital Lease Obligations	123	122	122	118	113
Installment Notes & Other (4)	13	12	12	10	9
Total Debt	**$1,045**	**$996**	**$994**	**$978**	**$1,063**
Total Net Debt	**$905**	**$878**	**$844**	**$811**	**$1,019**
PF Adj. EBITDA (5)	**$300**	**$292**	**$292**	**$324**	**$380**
Total Debt / PF Adj. EBITDA	**3.5x**	**3.4x**	**3.4x**	**3.0x**	**2.8x**
Net Debt / PF Adj. EBITDA	**3.0x**	**3.0x**	**2.9x**	**2.5x**	**2.7x**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Net of unamortized discount of $1.5mm, $1.4 mm, $1.4mm, $0.6 mm and $0.6 mm as of July 31, 2020, October 31, 2020, January 31, 2021, April 30, 2021, and July 31, 2021, respectively.
(2) Net of deferred financing costs of $8.5 mm, $8.1 mm, $7.6mm, $4.1 mm, and $3.9 mm as of July 31, 2020, October 31, 2020, January 31, 2021, April 30, 2021, and July 31, 2021, respectively.
(3) Net of deferred financing costs of $5.5 million and $5.3 million as of April 30, 2021 and July 31, 2021, respectively
(4) Net of unamortized discount of $1.0mm, $0.9 mm, $0.8 mm, $0.7 mm, and $0.7 mm as of July 31, 2020, October 31, 2020, January 31, 2021, April 30, 2021, and July 31, 2021, respectively.
(5) For a reconciliation Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.

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